Exhibit 24

POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Helit Megido and Lisa Haimovitz, each of whom may act singly, and with full power of substitution and re-substitution, as the undersigned’s true and lawful Attorney-in-Fact (each of such persons and their substitutes being referred to herein as the “Attorney-in-Fact”), with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)
prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of Enlight Renewable Energy Ltd., a company incorporated under the laws of Israel, or any successor thereto (the “Company”), with the U.S. Securities and Exchange Commission, any national securities exchange on which the Company’s equity securities are listed and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the “Exchange Act”);

(2)
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in the discretion of such Attorney-in-Fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(1)
this Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his or her discretion on information provided to such Attorney-in-Fact without independent verification of such information;

(2)
any documents prepared, executed, acknowledged and/or delivered by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such Attorney-in-Fact, in his or her discretion, deems necessary or desirable;

(3)
neither the Company nor the Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to comply with the requirements of Section 16 of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act, if applicable; and

(4)
this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or advisable to be done in connection with the foregoing matters as fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by authority of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 4 or 5 with respect to the undersigned’s holdings of and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

IN WITNESS WHEREOF, the undersigned executed this Power of Attorney to be as of this 18 day of March, 2026.

Date: March 18, 2026	By:	/s/ Michal Tzuk
Michal Tzuk